Dated 16 April 1997

                                 MULTI CURRENCY
                        SECURED REVOLVING CREDIT FACILITY


                                     between

                     THE RIVERFRONT DEVELOPMENT CORPORATION
                                   as Borrower

                                       and

                                FINANSBANKEN ASA
                                     as Bank

                              --------------------

                                 NOK 60,000,000

                              --------------------


Wikborg, Rein & Co.
Olav V's gate 6
P.O. Box 1513 Vika
M-0117  Oslo - Norway
Tel: +47 2282 7500
Fax: +47 2282 7501




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2/45

                                TABLE OF CONTENTS

Clause                                                                 Page No.
------                                                                 --------

   1.    Interpretation                                                     3
   2.    The Commitments                                                    8
   3.    Purpose                                                            8
   4.    Conditions Precedent                                               9
   5.    Drawdown                                                          10
   6.    Repayment                                                         11
   7.    Prepayment and Cancellation                                       11
   8.    Interest Periods                                                  12
   9.    Interest                                                          12
  10.    Payments                                                          13
  11.    Optional Currency                                                 14
  12.    Taxes                                                             15
  13.    Market Disruption                                                 15
  14.    Increased Costs                                                   16
  15.    Illegality                                                        17
  16.    Force Majeure                                                     17
  17.    Security                                                          17
  18.    Representations and Warranties                                    18
  19.    Covenants                                                         21
  20.    Default                                                           23
  21.    Fees and Expenses                                                 26
  22.    Indemnities                                                       27
  23.    Amendments and Waivers                                            28
  24.    Changes to the Parties                                            29
  25.    Severability                                                      29
  26.    Notices                                                           29
  27.    Language                                                          30
  28.    Service of Process                                                30
  29.    Governing Law                                                     31
  30.    Jurisdiction                                                      31

SCHEDULES
---------

   1     Form of Drawdown Notice                                           32
   2     Condition Precedent Documents                                     33
   3     Form of Pledge of Accounts                                        34
   4     Form of Guarantee                                                 37

THIS AGREEMENT is dated 16 April, 1997 and made between:

(1) THE RIVERFRONT DEVELOPMENT CORPORATION, a New Jersey corporation, c/o Holt Cargo System, Inc., King and Essex Streets, Gloucester City, NJ 08030, U.S.A. as borrower (the "Borrower") and

(2) FINANSBANKEN ASA, Stortingsgt. 8, P.O. Box 817, Sentrum 0104 Oslo, Norway as lender (the "Bank")

IT IS AGREED as follows

1. INTERPRETATION

1.1  Definitions

     In this Agreement, the following terms shall have the meanings set opposite to them below:

     "ACL" Atlantic Container Line Aktiebolag, with Swedish organization No. 556000-7006.

     "ACL Shares"                  the shares in ACL owned by the Borrower from
                                   time to time.

     "Banking Day"                 a day on which banks are open for business
                                   of the nature required by this Agreement in Oslo, New York, and any other jurisdiction relevant to this Agreement or any Drawing hereunder.

     "Commitment"                  the amount of NOK 60,000,000 to the extent
                                   not cancelled, reduced or transferred under this Agreement.

     "Commitment Period"           the period from the date of this Agreement
                                   until the Final Maturity Date.

     "Drawdown Date"               the date of the advance of a Drawing pursuant
                                   to this Agreement.

     "Drawdown Notice"             a request made by the Borrower for a Drawing,
                                   substantially in the form of Schedule 1.

     "Drawing"                     each borrowing by the Borrower under this
                                   Agreement or the principal amount outstanding of that borrowing from time to time.

     "Event of Default"            an event specified as such in Clause 20
                                   (Events of Default).

     "Exchange Rate"               the Bank's costs for the purchase of USD with
                                   NOK at or about 10:00 am. (Oslo time) on the Quotation Date.

     "Facility"                    this revolving credit facility, the terms of
                                   which are set out herein.

     "Final Maturity Date"         the first anniversary of the first Drawdown
                                   Date.

     "Financial Indebtedness"      any indebtedness (whether actual or
                                   contingent) incurred in respect of borrowed moneys or any other payment obligations, and commitments of any nature that may expose any person to payment of moneys.

     "Functioning Market"          trading on the Oslo Stock Exchange of at
                                   least 100 ACL shares by bona fides third parties for a period 14 days.

     "Guarantee"                   a joint and several guarantee for the
                                   Outstanding Indebtedness of the Borrower, to be issued by the Guarantors in favour of the Bank as security for the Borrower's obligations under this Agreement, substantially in the form of Schedule 4 hereto.

     "Guarantors"                  jointly and severally, each of Holt Hauling
                                   and Warehousing System, Inc., a Pennsylvania corporation, and Holt Cargo Systems, Inc., a
                                   Delaware corporation.

     "Interest Accounts"           Borrower's NOK-account No. 9680.05.56888
                                   and/or USD-account No. 9680.55.10185 with the Bank.

     "Interest Period"             each successive period in the Borrower's
                                   option of (i) one, two, three or six months or (ii) such other period as may be requested by the Borrower (e.g. in connection with merging of Drawings) and agreed by the Bank
                                   (subject to the availability of such funds to the Bank) commencing on the Drawdown Date, provided that if an Interest Period would end on a day which is not a Banking Day it shall end on the following Banking Day, unless such day falls in the next calendar month, in which case the Interest Period shall end on a preceding Banking Day.

     "Interest Payment Date"       the last Banking Day of each Interest Period
                                   for that Drawing, and if the Interest Period is longer than three months, at tri-monthly intervals during that Interest Period.

     "LIBOR" the annual rate of interest (rounded upwards if necessary to the nearest whole multiple of 1/16 per cent) which at or about 11.00 a.m. (Oslo time) on a Quotation Date appears on the Reuter Screen LIBO Page or such other page as may replace that service for the purpose of displaying the offer of USD deposits for a period equal to the relevant Interest Period.

     "Loan" at any time, the aggregate Original NOK Amount of all Drawings outstanding under this Agreement.

     "Margin"                      2% (two per cent) per annum.

     "Market Value"                the value of the ACL Shares calculated on the
                                   basis of the trading price listed on the Oslo
                                   Stock Exchange for shares in ACL as of the final trade on the relevant day, but if there is no Functioning Market immediately prior to such day, the value of the ACL Shares as reasonably determined by the Bank.

     "NIDR" the annual rate of interest (rounded upwards if necessary to the nearest whole multiple of 1/16 per cent) which at or about 11.00 am. (Oslo time) on a Quotation Date appears on the Reuter Screen NIDR Page or such other page as may replace that service for the purpose of displaying the offer of NOK deposits for a period equal to the relevant Interest Period and in an amount similar to the relevant Drawing.

     "NOK" the lawful currency of the Kingdom of Norway from time to time.

     "Original NOK
     Amount"                       in relation to a Drawing, means:

                                   (a) if that Drawing is denominated in NOK,
                                       the amount of that Drawing; or

                                   (b) if that Drawing is denominated in USD,
                                       the equivalent in NOK of the amount of
                                       that Drawing calculated on the basis of
                                       the Exchange Rate.

     "Offered Rate"                NIDR or LIBOR, as the case may be.

     "Outstanding
     Indebtedness"                 all sums of any kind at any time owing
                                   actually or contingently by the Borrower to the Bank in relation to this Agreement and the Security Documents or any of them, including, but without limitation, by way of repayment of principal, payment of interest and default interest, payment upon any indemnity or counter indemnity, reimbursement for costs or otherwise whatsoever.

"Pledge of
Accounts"                          the Pledge of Accounts agreement between the
                                   Bank and the Borrower whereby the Borrower pledges to the Bank the VPS Account, the VPC
                                   Account, and the ACL Shares therein
                                   registered from time to time as security for the obligations of the Borrower under this Agreement, substantially in the form attached hereto as Schedule 3.

"Quotation Date"                   the second Banking Day before the first day
                                   of an Interest Period.

"Repayment Date"                   in respect of each Drawing, the last day of
                                   the Interest Period for the Drawing.

"Security Documents"               together, the Pledge of Accounts and the
                                   Guarantee.

"Security Interest"                any mortgage, pledge, lien, charge (whether
                                   fixed or floating), assignment by way of security, finance lease, sale and repurchase or sale and lease back arrangement, sale of receivables on a recourse basis or security interest or any other agreement or arrangement having the effect of confering security, except for liens arising solely by operation of law and/or the ordinary course of business securing amounts not more 45 days overdue.

"USD"                              means the lawful currency of the United
                                   States of America from time to time.

"VPS Account"                      the Borrower's VPS account No. 09680004580 in
                                   Norway which is administered by the Bank and wherein the ACL Shares are electronically registered in Norway.

"VPC Account"                      the Borrower's VPC No. 000070670455, which is
                                   administrated by SE-Banken, and wherein the ACL Shares are electronically registered in Sweden.

1.2          Construction

1.2.1 Words importing the singular shall (unless the contrary intention appears) include the plural and vice versa;

1.2.2 A Clause or a Schedule is respectively a reference to a clause of or schedule to this Agreement; and

1.2.3 A provision of law is a reference to that provision as amended or re-enacted, and to any regulation made by the appropriate authority pursuant to such law.

2.           THE COMMITMENTS

2.1          Statement of Commitments and Maximum Amount

2.1.1 Subject to the terms of this Agreement, the Bank agrees to make available to the Borrower funds in NOK and/or USD up to an aggregate Original NOK Amount not exceeding the Commitment.

2.1.2 Notwithstanding any other provision of this Agreement, the aggregate principal amount of all Drawings including any requested Drawing may not on any requested Drawdown Date, when applying the Exchange Rate, exceed the Commitment.


2.2          Revolving Credit Facility

             During the Commitment Period the Borrower may utilise the Facility on a revolving basis so that any amounts repaid prior to or at the end of the Commitment Period may be redrawn by the Borrower subject to the terms and conditions of this Agreement.

3.           PURPOSE

             The Borrower shall apply the Drawings for its general corporate purposes, including to finance its acquisition of the ACL Shares.

4.           CONDITIONS PRECEDENT

4.1          Documentary Conditions Precedent

             The obligations of the Bank to the Borrower under this Agreement are subject to the condition precedent of the Bank having received all of the documents set out in Schedule 2 in form and substance satisfactory to the Bank.

4.2          Further Conditions Precedent

4.2.1 The obligations of the Bank to advance or make available or re-advance any amount under Clauses 5.2 (Drawdown Notice) and 5.3 (Participation in Drawings), are subject to the further conditions precedent that on both the date of the Drawdown Notice and the date on which the relevant amount is to be advanced:

             (a) the representations and warranties in Clause 18 (Representations and Warranties), all which are deemed to be repeated on those dates, are correct and will be correct immediately after the advance with reference to the facts and circumstances then prevailing, unless otherwise informed to and agreed by the Bank in writing prior to such dates;

             (b)  no Default is outstanding or would result from the advance;

             (c) no more than four (4) Drawings will be outstanding at the relevant Drawdown Date; and

             (d) the ACL Shares pledged to the Bank under the Pledge of Accounts including any shares to be pledged to the Bank on the Drawdown Date, have a Market Value of not less than 285% of the Loan (corresponding to a Loan to Market Value ratio of 35%), provided, however, that this Clause 4.2.1 (d) shall only apply if the Loan outstanding on the first day of an Interest Period exceeds the Loan outstanding on the last day of the preceding Interest Period.

5.           DRAWDOWN

5.1          Commitment Period

             Subject to the terms of this Agreement, Drawings will be made available to the Borrower at any time during the Commitment Period when requested by the Borrower. Any amount of the Commitment not drawn down and outstanding on the last day of the Commitment Period shall automatically be cancelled on that day. The first Drawdown Date shall not be later than on 15 May 1997.

5.2          Drawdown Notice

             Whenever the Borrower desires a Drawing to be made available to it hereunder, it shall give a Drawdown Notice to the Bank, appropriately completed, to be received not later than 09:00 a.m. (Oslo time) two Banking Days prior to the requested Drawdown Date of such Drawing specifying in respect of such Drawing:

             (a) the requested Drawdown Date, being a Banking Day during the Commitment Period;

             (b)  the amount of such Drawing, in one currency only, which:

                    (i) if the currency is NOK, shall be either (a) a minimum, of NOK 5,000,0000 or (b) the balance of the Commitment undrawn on the requested Drawdown Date; or

                    (ii) if the currency is USD, shall be the equivalent of (a)
                         a minimum of USD 750,000 or (b) the balance of the Commitment undrawn on the requested Drawdown Date.

             (c) the Interest Period for such Drawing determined in accordance with Clause 8 (Interest Periods); and

             (d)  the payment instructions in compliance with Clause 10
                  (Payments).

             Each Drawdown Notice shall be irrevocable and, subject to the terms of this Agreement, the Borrower shall be bound to accept the Drawing in accordance with the Drawdown Notice.

6.           REPAYMENT

6.1          Repayment

             The Borrower shall, subject to Clause 7, repay each Drawing on the Repayment Date for the Drawing and shall repay all Drawings outstanding under this Agreement in full on the Final Maturity Date. No transfer of funds shall be required if the Repayment Date of one Drawing falls on the same date as the Drawdown Date of a new Drawing in the same amount and currency.

7.           PREPAYMENT AND CANCELLATION

7.1          Voluntary cancellation

             The Borrower may (without penalty or premium), by giving not less than two Banking Days prior written notice to the Bank, cancel in whole or in part the amount of the Commitment undrawn at the date on which such cancellation is to be effective (but, if in part, in an integral multiple of NOK 5,000,000 in each case).


7.2          Voluntary prepayment

             The Borrower may, subject to Clause 7.3, by giving not less than two Banking Days prior written notice to the Bank, prepay in whole or in part, any Drawing made hereunder.

7.3          Miscellaneous provisions

7.3.1 Any notice of prepayment and/or cancellation under this Agreement is irrevocable and shall specify the date on which the prepayment or cancellation is to become effective and the amount to be prepaid or cancelled.

7.3.2 All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any amounts due in respect of such prepayment under Clause 22.2 (Other indemnities) but otherwise without premium or penalty.

7.3.3 No amount of the Commitment cancelled under this Agreement may subsequently be reinstated unless agreed to in writing by the Bank.

8.           INTEREST PERIODS

8.1          Selection

             The Borrower shall select the first Interest Period for a Drawing in the Drawdown Notice for that Drawing. Each Interest Period for a Drawing will commence on its Drawdown Date and each Drawing shall have one Interest Period only.

8.2          No overrunning

             If an Interest Period in respect of a Drawing would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

9.           INTEREST

9.1          Interest rate

             The rate of interest on each Drawing is the rate per annum determined by the Bank to be the aggregate of the applicable:

                    (a)  Margin; and

                    (b)  (i) (in the case of a Drawing denominated in NOK) NIDR;
                             or

                         (ii) (in the case of a Drawing denominated in USD)
                              LIBOR.

9.2          Interest Due

             Except as otherwise provided in this Agreement, accrued interest on each Drawing is payable by the Borrower on the Interest Payment Date in respect of such Drawing.

9.3          Default interest

9.3.1 If the Borrower fails to pay on the due date any amount payable by it under this Agreement, it shall forthwith on demand by the Bank pay default interest on the overdue amount from the due date up to the date of actual payment at a rate to be determined by the Bank as the aggregate sum of 3% per cent per annum, the Margin, and the cost of funding to the Bank as set out in Clause 9.1 (b) above.

9.3.2        Default interest will be compounded at the end of each month.

9.4          Calculation

             All interest shall be calculated on the actual number of days elapsed and on the basis of a 360-day year.

10.          PAYMENTS

10.1         Place

             All payments by the Borrower under this Agreement shall be made to the Bank to such account as the Bank may notify to the Borrower.

10.2         Funds

             Payments under this Agreement to the Bank shall be made for value on the due date at such times and, subject to Clause 10.3, in such funds as the Bank may specify to the Borrower as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

10.3         Currency

10.3.1 A repayment or prepayment of a Drawing or any part of a Drawing as well as payment of interest and fees is payable in the currency in which the Drawing is denominated on its due date.

10.3.2 Interest is payable in the currency in which the relevant Drawing is denominated.

10.3.3 Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

10.3.4 Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in NOK.

10.3         Set-off and counterclaim

             All payments made by the Borrower under this Agreement shall be made without set-off of counterclaim.

10.4         Non-Banking Days

             If a payment under this Agreement is due on a day which is not a Banking Day, the due date for that payment shall instead be the next Banking Day in the same calendar month provided that (i) if there is no next Banking Day in the same calendar month or (ii) if the day on which that payment was otherwise due was the Final Maturity Date, the due date for that payment shall instead be the preceding Banking Day.


11.          OPTIONAL CURRENCY

11.1         Selection

             The Borrower has an option to have a drawing be made in either NOK or USD. The Borrower shall select the currency in which a Drawing is to be denominated in the Drawdown Notice for that Drawing, and only one currency may be selected for each Drawing.

11.2         Revocation of currency

             Without prejudice to Clauses 13 (Market disruption) and 15 (Illegality), if before 10.00 a.m. (Oslo Time) on the Banking Day before the commencement of an Interest Period the Bank determines that:

             (a) it is impracticable for the Bank using reasonable efforts to fund the Drawing in USD during that Interest Period; or

             (b) the advance or use of USD might contravene any law or regulation,


             the Bank shall give notice to the Borrower to that effect before
             11.00 a.m. (Oslo time) on that day and, unless the Borrower before
             12.00 a.m. (Oslo time) notifies the Bank that the Borrower will cancel that Drawing, the Drawing shall be denominated in NOK during that Interest Period.

12.          TAXES

             All payments by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of any taxes, except to the extent that the Borrower is required by law to make payment subject to any taxes. If by requirement of law any tax or amounts in respect of tax must be deducted or withheld from any amounts payable or paid by the Borrower under this Agreement, the Borrower shall pay such additional amounts as may be necessary to ensure that the Bank receives (free from any liability in respect of any such deduction or withholding) a net amount equal to the full amount which it would have received had payment not been made subject to tax or other deduction provided, however, that if the Borrower is required to deduct or withhold taxes because of a failure of Bank to provide the required documentation to preclude such deduction or withholding, Borrower shall have no obligation to pay such additional amounts. The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts paid or payable in respect of any deduction or withholding as aforesaid.

13.          MARKET DISRUPTION

13.1         Market disruption

             If, on or prior to a Quotation Date, the Bank determines that:

             (a) adequate and fair means do not exist for ascertaining the Offered Rate; or

             (b) matching deposits may not be available to the Bank in sufficient amounts to fund the Drawing for the relevant Interest Period or the cost to the Bank of obtaining matching deposits to fund the Drawing would be in excess of the Offered Rate for the relevant Interest Period, the Bank shall promptly notify the Borrower and the Bank of the fact and that this Clause 13.1 is in operation.

13.2         Negotiations

13.2.1 If a notification under Clause 13.1 applies to a Drawing which has not been made, that Drawing shall not be made. However, the Borrower and the Bank shall, within five Banking Days of receipt of the notification, enter into negotiations in good faith (which neither the Borrower nor the Bank shall be obliged to continue for a period of more than 30 days) with a view to agreeing an alternative basis for the borrowing of that and any future Drawing.

14.          INCREASED COSTS

             If by reason of (i) changes in any existing law, rule or regulation, or (ii) the adoption of any new law, rule or regulation, or (iii) any change in the interpretation or administration of (i) or (ii) above by any governmental authority, or (iv) compliance with any directive or request from any governmental authority (whether or not having the force of law) and provided that such changes provided for above were not reasonably known to the Bank at the date hereof:

             (a) the Bank incurs a cost as a result of having entered into this Agreement and/or as a result of performing its obligations hereunder;

             (b) there is an increase in the cost to the Bank of funding or maintaining the Loan;

             (c) the Bank becomes liable for any new taxes (other than tax on or measured by overall net income) calculated by reference to its participation in the Loan; or

             (d) the Bank becomes subject to new or increased capital adequacy or similar requirements which will have the effect of increasing the amount of capital required or expected to be maintained by the Bank based on the Bank's commitment in the Loan, then any such cost, liability or reduced return shall be payable by the Borrower within 10 days after written demand by the Bank from the date such request was received by the Borrower either in the form of an increased Margin or in the form of an indemnification in the amount conclusively (save in the case of manifest error) determined by the Bank. Upon the Borrower's request, the Bank hereby agrees to provide the Borrower with a certificate setting forth in reasonable detail the calculation of amounts requested to be paid under this provision.

15.          ILLEGALITY

             If it becomes illegal under any law applying to the Bank to make or maintain the Loan, then the Banks commitment to make available the Loan will end, and if any amount has been advanced, the Borrower shall repay the Bank's participation in the Loan on the last day of the then current Interest Period.

16.          FORCE MAJEURE

             The Bank shall not be liable for any failure to perform the whole or any part of this Agreement resulting directly or indirectly from action or inaction or purported action of any government or governmental or local authority, or any strike, lockout, boycott and blockade effected by or upon the Bank.

17.          SECURITY

17.1         Security Instruments

             The Loan together with all unpaid interest, default interest, charges, expenses, costs and any derived liability whatsoever of the Borrower towards the Bank in connection therewith shall be secured by the Pledge of Accounts and the Guarantee.

17.2         Right of Set-off against Borrower's accounts with the Bank

             In the event of non-payment of any amount hereunder when due, the Bank shall, to the extent permitted by relevant law, have a separate right of set-off in respect of any credit balance, in any currency, on any accounts the Borrower might have with the Bank from time to time towards satisfaction of any sum due to the Bank hereunder.

18.          REPRESENTATIONS AND WARRANTIES

             The Borrower makes to the Bank the representations and warranties set out hereunder:

18.1         Status

             The Borrower and each of the Guarantors is a corporation, duly organized and validly existing, under the laws of the jurisdiction of its state of incorporation and each has the power to own its assets and carry on its business as it is presently being conducted.

18.2         Powers and authority

             The Borrower and each of the Guarantors have the power to enter into and perform, and have taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the Security Documents and the transactions contemplated thereunder.

18.3         Legal validity and enforceability

             This Agreement and the Security Documents constitute the legal, valid and binding obligations of the Borrower and the Guarantors as the case might be, enforceable against them in accordance with their terms and conditions, and no registration, filing, payment of tax or fees or other formalities are necessary or desirable to render this Agreement and the Security Documents enforceable against any of them, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' right or by general principles of equity limiting the availability of equitable remedies.

18.4         No-conflict

             The entry into and performance by the Borrower and the Guarantors of the transactions contemplated by this Agreement do not and will not conflict with:

             (a)  any material law or regulation or judicial or official order;

             (b)  their respective articles of association; or

             (c) any material document or agreement which is binding upon any of them or any of their assets.

18.5         No Default


             (a) No Default is outstanding or will result from the making of any Drawing; and

             (b) no other event is outstanding which constitutes or, with the giving of notice or lapse of time might constitute an event of default under any material document which is binding on the Borrower, any of the Guarantors, or any of its assets.

18.6         Authorizations

             All authorizations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

18.7         Withholdings or deductions

             Provided that Bank provides a completed, valid form 1001 (or such successor form as may be required by law) to Borrower, Borrower is not required to make any withholdings or deductions from any payment to be made by the Borrower or the Guarantors under this Agreement or the Security Documents.

18.8         Taxes

             The Borrower has filed all tax returns required to be filed by it, and paid or made adequate provisions for the payment of all relevant taxes, charges and assessments.

18.9         Accounts

             The audited consolidated accounts of the Borrower and each of the Guarantors most recently delivered to the Bank:

             (i) have (save as stated therein) been prepared in accordance with United States generally accepted accounting principles consistently applied; and

             (ii) fairly represent the consolidated financial condition as of the date to which they were drawn up,

             and there has been no adverse change in the consolidated financial condition of the Borrower or any of the Guarantors since the date on which those accounts were drawn up, which might reasonably be expected to have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under this Agreement or the Security Documents.

18.10        Litigation

             No litigation, arbitration or administrative proceedings are currently in progress or are pending or threatened against either the Borrower or any of the Guarantors which would, if adversely determined, be reasonably expected to have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under this Agreement and/or the Security Documents.

18.11        Information

             The information supplied by the Borrower or the Guarantors to the Bank in relation to this Agreement:

             (a)  was true in all material respects when made;

             (b) did not omit any information which, if disclosed, could reasonably be expected to materially and adversely affect the decision of a person considering whether to enter into this Agreement; and

             (c) nothing has occurred which renders the said information untrue or misleading to an extent which, if disclosed, could reasonably be expected to materially and adversely affect the decision of a person considering whether to enter into this Agreement.

18.12        Times for making representations and warranties

             The representations and warranties set out in this Clause 18 are made by the Borrower on the date of this Agreement and are deemed to be repeated by the Borrower on the date of each Drawdown Notice and the date on which the relevant amount is advanced with reference to the facts and circumstances then existing, unless otherwise informed to the Bank in writing prior to such dates.

19.          COVENANTS

19.1         Positive Covenants

             The Borrower undertakes and covenants that for as long as any amounts remain outstanding under this Agreement, it shall:

             (a) punctually pay all amounts due under this Agreement and duly perform and observe all of its other obligations under this Agreement and the Security Documents;

             (b)  give prompt written notice to the Bank of the following:

                  (i) any default or occurrence of any event which, with the giving of notice or lapse of time or both, would constitute a material default or breach presenting liability in excess of USD 500,000 under any other agreement to which the Borrower and/or any of the Guarantors is a party; and

                  (ii) the occurrence of any event which might adversely affect the ability of the Borrower and/or any of the Guarantors to perform their respective obligations under the Agreement and/or any of the Security Documents to which any of them is a party.

             (c)  furnish the following to the Bank:

                  (i) as soon as reasonably practicable after the same are available, copy of the Borrower's and each of the Guarantors' unaudited quarterly financial statements consisting of balance sheet and profit and loss statements, and notes related thereto;

                  (ii) such financial and other information concerning the Borrower and the Guarantors and their affairs as the Bank may from time to time reasonably require.

                  (iii) any litigation or arbitration or administrative
                        proceeding before or of any court or governmental authority which is instituted against the Borrower and/or any of the Guarantors or any of their property or assets, and keep the Bank advised on the status thereof;

             (d) promptly and duly pay all indebtedness and perform all contractual obligations pursuant to any agreements to which it is a party;

             (e) if the Market Value of the ACL Shares owned by the Borrower at any time is less than 222.2% per cent of the Loan (corresponding to a Loan to Market Value ratio of 45%), within three Banking Days after having received a request from the Bank;

                  (i) provide additional security acceptable to the Bank to ensure that the aggregate value of the ACL Shares plus such additional security is at least equal to 250% per cent of the Loan; or

                  (ii) prepay such amount of the Loan as may be necessary to restore such ratio set out in (i) above;

             (f) cause any dividend which is distributed to the Borrower in 1997 in respect of the ACL Shares to be paid to one of the Interest Accounts and thereafter to be applied according to agreement between the Borrower and the Bank;

             (g) cause any amount of interest on its due date to be transferred from the relevant Interest Account to the Bank, and the Borrower hereby authorizes the Bank to make such transfer on each Interest Payment Date;

             (h) maintain and procure that each of the Guarantors maintains, with financially sound and reputable insurance companies, funds or underwriters, adequate insurance with respect to their respective properties and business against such liabilities, casualties and contingencies and of such types and in such amounts as are consistent with prudent business practice.

19.2         Negative Covenants

             The Borrower undertakes and covenants that during the Loan Period it will not, without the prior written consent of the Banks:

             (a) pay or declare any dividend or other distribution to its shareholders; and

             (c) except as contemplated by the Agreement, not (i) incur any Financial Indebtedness, (ii) grant any Security Interest in any of its assets and/or (iii) provide any loans, guarantees, capital commitments or cash distributions of any kind.

20.          DEFAULT

             There shall be an Event of Default if:

20.1         Non-payment

             The Borrower does not pay on the due date any amount payable by it under this Agreement at the place at, and in the currency in, which it is expressed to be payable, provided that if such failure to pay has arisen as a consequence of an administrative or technical error only, then such event shall not be an Event of Default unless such failure continues for a period in excess of three Banking Days.

20.2         Breach of other obligations

             The Borrower does not comply in any material respect with any covenant or other provision of this Agreement (other than those referred to in Clause 20.1), provided that if such non-compliance is, in the opinion of the Bank, capable of remedy:

                  (i)   the Bank notifies the Borrower of such non-compliance;
                        and

                  (ii) such non-compliance remains un-remedied for a period of 15 Banking Days (or in case of Clause 19.1 (e) five Banking days).

20.3         Misrepresentation

             A representation, warranty or statement made or repeated in or in connection with this Agreement or the Security Documents or in any document delivered by or on behalf of the Borrower or any of the Guarantors under or in connection with this Agreement or the Security Documents is incorrect in any material respect when made or deemed to be made or repeated.

20.4         Cross-default

             An event of default (or any event which with the giving of notice or lapse of time would constitute such an event of default) occurs in respect of a material obligation of the Borrower or any of the Guarantors under any agreement presenting an aggregate liability in excess of USD 500,000 in respect of each of them.

20.5         Insolvency

                  (i) The Borrower or any of the Guarantors is, or for the purposes of law is deemed to be, unable to pay its debts as they fall due, or insolvent, or admits inability or intention not to pay its debts as they fall due; or

                  (ii) the Borrower or any of the Guarantors, by reason solely of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness, or any step is taken with a view to an arrangement with any creditors of the Borrower or any of the Guarantors; or

                  (iii) a meeting of the Borrower or any of the Guarantors is convened for the purpose of considering any resolution for its winding-up or its administration or any such resolution is passed, ordered, or requested; or

                  (iv) any other step (including petition ((other than. a frivolous. or vexatious petition)), proposal or convening a meeting) is taken with a view to the administration, liquidation, winding-up, dissolution or debt negotiations of the Borrower or any of the Guarantors or any other insolvency proceedings involving the Borrower or any of the Guarantors.

20.6         Appointment of receiver, etc.

             Any liquidator, receiver, administrator or the like is appointed or requested appointed in respect of the Borrower or any of the Guarantors.

20.7         Cessation of business

             The Borrower or any of the Guarantors ceases or threatens to cease to carry on all or a substantial part of its business.

20.8         Illegality

             It is or becomes unlawful for the Borrower or any of the Guarantors to perform any of its material obligations under this Agreement.

20.9         Mergers

             The Borrower or any of the Guarantors without the consent of the Bank effects any demerger, merger or reconstruction which could have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform its material obligations under this Agreement.

20.10        Security

             Any of the Security Documents for any reason other than following a release thereof approved in writing by the Bank, cease to be valid and in full force and effect at any time with their intended priority.

20.11        Change of Ownership

             Thomas J. Holt Sr., resident at Philadelphia, PA, USA, at any time directly or indirectly ceases to own 50% of the shares in the Borrower and each of the Guarantors.

20.12        Acceleration

20.12.1 On and at any time after the occurrence of an Event of Default whilst such Event of Default is continuing unremedied and unwaived, the Bank may by notice to the Borrower:

             (a) without prejudice to any Drawing advanced hereunder cancel the Commitments; and/or

             (b) demand that all or part of the Drawings, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable.

20.12.2 The Bank shall without prejudice to any of the Bank's other rights, at any time after the occurrence of an Event of Default with or without notice to the Borrower, take such action as is available to the Bank under the Agreement and the Security Documents.


21.          FEES AND EXPENSES

21.1         Arrangement Fee

             The Borrower shall on the first Drawdown Date or on 15 May 1997, if earlier, pay to the Bank an arrangement fee of NOK 300,000.

21.2         Commitment Fee

21.2.1 The Borrower shall on the first Drawdown Date or on 15 May 1997, if earlier, pay to the Bank an initial commitment fee of 0.75% per annum of the total Commitment, calculated as of 3 April 1997 and until the first Drawdown Date.

21.2.2 The Borrower shall pay a further commitment fee of 0.75% per annum of the undrawn amount of the this Facility, quarterly in arrears at successive three-monthly intervals after the date of this Agreement (save that the last such period shall end on the Final Maturity
             Date).

21.3         Expenses

             The Borrower shall pay to the Bank on demand (whether or not the Loan is ever advanced hereunder) all reasonable costs, expenses and disbursements (including, but not limited to legal fees and travelling expenses) incurred by the Bank or their agents in the negotiation, preparation and completion of this Agreement and the Security Documents (but not including amounts which are normal administration costs and expenses incident to the performance of agency duties hereunder) and the protection, preservation and enforcement of any of their rights hereunder or thereunder.


22.          INDEMNITIES

22.1         Currency indemnity

22.1.1 If the Bank receives an amount in respect of the Borrower's liability under this Agreement or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency in which the amount is expressed to be payable under this Agreement, the Borrower shall indemnify the Bank as an independent obligation against any loss or liability arising out of or as a result of the conversion.

22.1.2 The Borrower waives any right it may have by law to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

22.2         Other indemnities

             The Borrower shall forthwith on demand indemnify the Bank against any loss or liability (including funding breakage costs) which the Bank properly incurs as a consequence of:

             (a)  the occurrence of any Event of Default;

             (b)  the operation of Clause 20.12 (Acceleration);


             (c) any repayment or prepayment of principal or payment of an overdue amount being made otherwise than on the last day of a relevant Interest Period; or

             (d) a Drawing not being made after the Borrower has delivered a Drawdown Notice or a Drawing (or part of a Drawing) not being prepaid in accordance with a notice of prepayment.

             The liability of the Borrower in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilized to fund any amount payable under this Agreement any amount repaid or prepaid or any Drawing but the Borrower shall in no event be liable for any loss or expense which arises as a consequence of the gross negligence or wilful default of the Bank.

23.          AMENDMENTS AND WAIVERS

23.1         Amendment procedure

             Any term of this Agreement may only be amended or waived with the written agreement of the Borrower and the Bank.

23.2         Exercise of remedies

             The Bank's rights under this Agreement

             (a)  may be exercised as often as necessary;

             (b) are cumulative and not exclusive of its rights under the general law; and

             (c)  may be waived only in writing.

             Delay in exercising or non-exercise of any such right is not a waiver of that right.

24.          CHANGES TO THE PARTIES

24.1         Transfer by the Borrower

             The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement Subject to the written consent of the Bank (such consent not to be unreasonably withheld), the Borrower may assign this Agreement to an entity wholly owned by Thomas J. Holt Sr.

24.2         Transfers by Bank

             The Bank may at any time assign, transfer or novate any of its rights and/or obligations in respect of this Agreement to any of its subsidiaries or, with the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed, to another bank or financial institution.


25.          SEVERABILITY

             If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement or the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.


26.          NOTICES

26.1         Giving of notices

             All notices or other communications under or in connection with this Agreement shall be given or made in writing, by letter or telefax. Any such notice or communication addressed as provided in Clause 26.2 will be deemed to be given or made as follows:

                  (i) if by letter, when delivered at the address of the relevant party;

                  (ii)  if by telefax, when received.

             However, a notice given in accordance with the above but received on a day which is not a Banking Day or after 5.00 p.m. in the place of receipt will only be deemed to be given at 9.00 a.m. on the next Banking Day in that place.

26.2         Addresses for notices

             To the Bank.                      To the Borrower:

             FINANSBANKEN ASA                  The Riverfront Development
             Stortingsgt. 8                    Corporation
             P.O. Box 817, Sentrum             King and Essex Streets
             N-0104 Oslo, Norway               Gloucester City, NJ 08030, U.S.A.
             Attn: Shipping Department         Attn: Bernard Gelman, V.P.
             Telefax: +47 22 47 4100           Telefax:+609 742 3066


             or such other address, telefax number and/or marked for such other attention as the Bank may notify to the Borrower by not less than five Banking Days' prior notice.

27.          LANGUAGE

             Any notice and all other documents given or provided under or in connection with this Agreement shall be in English.


28.          SERVICE OF PROCESS

             Without prejudice to any other mode of service, the Borrower hereby:

             (a) irrevocably appoints Thommessen, Krefting, Greve, Lund, Tollbugt. 27, P.O. Box 413 Sentrum, N-0103 Oslo - Norway,
                  Attn.: Kim Dobrowen, as its agent for service of process relating to any proceedings before the Norwegian courts in connection with the Loan Agreement;

             (b) agrees that failure by its process agent to notify it of the process will not invalidate the service of process or the proceedings concerned; and

             (c) consents to the service of process relating to such proceedings before the Norwegian courts by prepaid posting of a copy of the process to the process agent appointed herein.


29.          GOVERNING LAW

             This Agreement and any disputes as may arise in relation thereto shall be interpreted in accordance with and governed by Norwegian law.


30.          JURISDICTION

             The parties agree that the courts of Oslo, Norway have jurisdiction to settle any disputes in connection with this Agreement and accordingly submit to the non-exclusive jurisdiction of the Oslo City court.

This Agreement has been entered into on the date stated at the beginning hereof.

The Borrower                             The Bank
The Riverfront Development Corporation   Finansbanken ASA

/s/ Bernard Gelman                       /s/ Roald L. Hoem
--------------------------------------   -------------------------------------
Name: BERNARD GELMAN                     Name: ROALD L. HOEM
Title: V.P.                              Title: General Manager

                                   SCHEDULE 1

                             FORM OF DRAWDOWN NOTICE

   To:   FINANSBANKEN ASA
   Attn: International Loan Administration
         Telefax No. +47 22 47 41 00

   From:   THE RIVERFRONT DEVELOPMENT CORPORATION as Borrower

   Date:                , 199
        ----------------     -


   NOK 60,000,000 Facility  Agreement dated_____April, 1997 (the "Agreement")

   We refer to Clause ___ of the Agreement. Terms used in this Drawdown Notice have the same meanings as in the Agreement.

   1.   We wish to draw a Drawing as follows

   (a)  Drawdown Date:_________________

   (b)  Amount and Currency of the Drawing:________________

   (c)  Interest Period:___________________

   (d)  Instructions for payment of the Drawing:___________________

   2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Notice.

  The Riverfront Development Corporation

  /s/ Bernard Gelman
  --------------------------------
  Name:  Bernard Gelman
  Title: V.P.

SCHEDULE
                                   SCHEDULE 2

                          CONDITION PRECEDENT DOCUMENTS

    1. A certified copy of the Certificate of Incorporation and Articles of Association of the Borrower and each of the Guarantors.

    2. An original Certificate of Good Standing of the Borrower and each of the Guarantors dated not earlier than 30 days prior to the date of this Agreement.

    3. A certified copy or extract of the resolution of the board of directors of the Borrower and each of the Guarantors approving the terms of, and the transactions contemplated by, this Agreement and the Security Documents and resolving the execution of the same by the Borrower or the given Guarantor as the case may be;

    4. An original power of attorney executed by each of the Borrower and the Guarantors authorizing specified persons to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with this Agreement and/or the Security Documents.

    5.  An original certificate from the Borrower's legal counsel:

        (a) certifying that the documents in 1, 2, 3 and 4 above are true and correct originals, or copies or extracts of original documents, up to date, in full force and effect and that they have not been revoked or amended; and

        (b) containing a specimen of the signature of each person authorized by the resolution referred to in 4 above.

   6. The Security Documents, duly executed by the Borrower and the Guarantors as appropriate

   7. Written confirmation from VPC and/or VPS (as the case may be) that the ACL Shares have been duly recorded as pledged to the Bank with first priority.

   8. A legal opinion from Wikborg, Rein & Co. regarding matters of Norwegian law from Pepper, Hamilton & Scheetz LLP regarding matters of New Jersey, Pennsylvania, Delaware and U.S. Federal law, Vinge KB regarding matters of Swedish law, in a form and substance satisfactory to the Bank.

SCHEDULE
                                   SCHEDULE 3

                           FORM OF PLEDGE OF ACCOUNTS


        This (the "Pledge") is made on the  __th day of April 1997 between:

        THE RIVERFRONT DEVELOPMENT CORPORATION, a New Jersey corporation, c/o Holt Cargo System, Inc., P.O. Box 8698, Philadelphia, P.A. 19101, U.S.A. (the "Pledgor")

        and

        FINANSBANKEN ASA, Stortingsgt. 8, P.O. Box. 817 Sentrum, N-0104, Oslo, Norway (the "Pledgee").

        WHEREAS:

        (A)     By a loan agreement dated the 15th day of April 1997 (the
                "Loan Agreement") made between the Pledgor as "Borrower" and the Pledgee as "Bank", the Bank has agreed, subject to the terms and conditions set forth therein to make available to the Borrower a multi-currency revolving credit facility in the maximum principal amount of NOK 60,000,000 or USD equivalent (the "Loan");

        (B) Pursuant to Clause 17.1 of the Loan Agreement, the Borrower shall, as a condition precedent to the advance of the Loan, in order to secure the repayment of the Loan and any other Outstanding Indebtedness, and to secure the due performance and compliance with all of the agreements, covenants and conditions of the Loan Agreement, pledge to the Bank the ACL Shares from time to time owned by the Borrower; and

        (C) Unless otherwise defined in the Pledge or the context otherwise requires, all words and expressions defined in the Loan Agreement shall have the same meaning when used herein.


        NOW THEREFORE:

1. In order to secure the repayment of the Loan and any other Outstanding Indebtedness and to secure the due performance and compliance with all of the agreements, covenants and conditions of the Loan Agreement, the Pledgor hereby grants to the Pledgee a first priority pledge over the Pledgor's VPS Account no. 0968004580 in Norway administrated by the Pledgee and the Pledgor's VPC Account no. 000070670455 in Sweden administrated by SE-Banken (together, the "Pledged Accounts") which shall include all securities from time to time registered on the Pledged Accounts.

2. Within 10 Banking Days after the annual shareholders meeting of ACL, the Pledgor shall register in the VPS Account all of its ACL Shares, including but not limited to any ACL Shares registered in the VPC Account or subsequently acquired by the Pledgor.

3. Save as provided in Clause 2, the Pledgor is not entitled to transfer any securities from the Pledged Accounts without the prior written consent of the Pledgee (such restriction to be registered on the Pledged Accounts).

4. Upon the occurrence of an Event of Default under the Loan Agreement, the Pledgee shall be entitled to seek enforcement directly in the Pledged Accounts according to applicable law, including but not limited to selling all securities registered on the Pledged Accounts through an independent broker in accordance with the Norwegian Enforcement Act, section 1-3, second paragraph, and applying the proceeds thereof to such of the obligations of the Borrower under the Loan Agreement as the Pledgee may think fit.

5. The Pledgor and the Pledgee shall promptly notify VPS and/or VPC (as the case may be) and the approporiate stock exchange authorities in Norway of the pledge of the ACL Shares made by Pledgor to the Pledgee herein.

6. An irrevocable power of attorney shall be registered on the VPS Account authorizing the Pledgee to administrate the VPS Account and to seek enforcement directly in the VPS Accounts.

7. This Pledge shall be governed by Norwegian law and the Pledgee irrevocably submits to the non-exclusive jurisdiction of the Norwegian courts with Oslo City Court as due legal venue. For such purposes, the Pledgor hereby appoints

        Thommessen, Krefting, Greve, Lund, Tollbugt. 27, P.O. Box 413 Sentrum, N-0103 Oslo - Norway, Attn.: Kim Dobrowen as its agent for service of process.

 This Pledge has been executed on the date and year first above written.


             THE RIVERFRONT DEVELOPMENT               FINANSBANKEN ASA
             CORPORATION



             /s/ Bernard Gelman                       /s/ ROALD L. HOEM
             ------------------------                 -------------------------
             Name:  Bernard Gelman                    Name: Roald L. Hoem
             Title: V.P.                              Title: General Manager

                                   SCHEDULE 4

                                FORM OF GUARANTEE

  This Guarantee, (the "Guarantee") is given on this _ day of April 1997, by:

  HOLT HAULING AND WAREHOUSING SYSTEM, INC., __________________________
  USA;


  and


  HOLT CARGO SYSTEM, INC., ________________________________________________ USA
  (together, the "Guarantors")

  in favour of

  FINANSBANKEN ASA, Stortingsgt. 8, P.O. Box. 817 Sentrum, N-0104, Oslo, Norway (the "Bank").


  WHEREAS:

  (A) By a loan agreement dated the ___ day of April 1997 (the "Loan Agreement") made between The Riverfront Development Corporation as "Borrower, and the Bank as "Bank," the Bank has agreed, subject to the terms and conditions set forth therein, to make available to the Borrower a multi-currency revolving credit facility in the maximum principal amount of NOK 60,000,000 or USD equivalent (the "Loan"); and

  (B) Pursuant to Clause 17.1 of the Loan Agreement, the Borrower shall, as a condition precedent to the advance of the Loan, in order to secure the repayment of the Loan and any other Outstanding Indebtedness, and to secure the due performance and compliance with all of the agreements, covenants and conditions of the Loan Agreement, procure that the Guarantors give to the Bank a joint and several guarantee for the obligations of the Borrower substantially in the form hereof.

NOW THEREFORE:

1.     CONSTRUCTION

  (A) Unless otherwise defined in this Guarantee or the context otherwise requires, all words and expressions defined in the Loan Agreement shall have the same meaning when used herein.

  (B) References to Clauses are to be construed as references to clauses of this Guarantee unless otherwise stated.

  (C) References to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as from time to time amended; and

  (D)  Words importing the plural shall include the singular and vice versa.

2.     GUARANTEE AND INDEMNITY

  (A) In order to secure the payment of the Outstanding Indebtedness in accordance with the provisions of the Loan Agreement each Guarantor, as primary obligor as and for its own debt and not merely as surety, joint and severally with the Borrower and jointly and severally with the other Guarantor, hereby undertakes to the Bank to be responsible for and hereby guarantees to the Bank the due and punctual payment by the Borrower to the Bank (as and when due by acceleration, demand or otherwise howsoever) of the Outstanding Indebtedness and every part thereof.

  (B) Each Guarantors unconditionally and irrevocable undertakes to, immediately on written demand by the Bank from time to time, make payment in accordance with its obligations under Clause 2 (A) where such demand is accompanied by a statement of the Bank that a payment has fallen due in respect of the Outstanding Indebtedness by the Borrower, that the Borrower has failed to make such payment when due and that notice of such non-payment has been issued to the Borrower. Each of such payments so demanded shall be made by the Guarantor to such account as the Bank may from time to time notify in writing.

3.     LIMITATION

       There is no limit to the number of claims that may be made by the Bank under this Guarantee.


4.     SURVIVAL OF GUARANTORS' LIABILITY

       The Guarantors' liability to the Bank under this Guarantee shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Guarantors' knowledge or consent):-

       (a) any time, forbearance or other indulgence given or agreed by the Bank with the Borrower in respect of any of its respective obligations under the Loan Agreement or the Security Documents;

       (b)    any legal limitation, disability or incapacity of the Borrower;

       (c) any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any party to the Loan Agreement or the Security Documents, or any amendment to or variation thereof, or of any other document or security constituted therein;

       (d) the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) or the appointment of a receiver for the Borrower or any other party to the Loan Agreement and any of the Security Documents, or the occurrence of any circumstances whatsoever affecting the liability of any party to discharge its respective obligations under the Loan Agreement or any of the Security Documents;

       (e) any challenge, dispute or avoidance by any liquidator of the Borrower in respect of any claim by a Guarantor by right of subrogation in any such liquidation;

       (f) any release, discharge, renewal, amendment, extension, compromise exchange or realization of any security, obligation or term of the Loan Agreement and the Security Documents, or as provided under or by virtue thereof or the provision to the Bank at any time of any further security for the obligations of the Borrower under the Loan Agreement;

       (g) any failure on the part of the Bank (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to any of the Loan Agreement and the Security Documents; or

       (h) any other act, matter or thing (save for repayment in full of the Outstanding Indebtedness) which might otherwise constitute a legal discharge of the obligations of the Guarantor under this Guarantee.

5.     EXPENSES

       Each Guarantor further agrees to pay to the Bank on demand on a full indemnity basis all commissions, charges, costs and expenses (including the reasonable fees and expenses of legal advisors) incurred by the Bank. in the preservation and enforcement of any of the rights of the Bank hereunder.


6.     CONTINUING GUARANTEE

       This Guarantee shall be:

       (a) a continuing guarantee remaining in full force and effect until payment in full has been received by the Bank of each and every part and the ultimate balance of the Outstanding Indebtedness; and

       (b) in addition to and not in substitution for or in derogation of any other security held by the Bank from time to time in respect of the Outstanding Indebtedness or any part thereof.

7.     UNDERTAKINGS

       Each Guarantor undertakes to the Bank that;-

       (a) following receipt by either Guarantor of a notice from the Bank of the occurrence of any Event of Default under the Loan Agreement, the Guarantor will not make demand for or claim payment of any moneys due to the Guarantor from the Borrower, or exercise any other right or remedy to which the Guarantor is entitled in respect of such moneys unless and until all moneys owing or due and payable by the Borrower or the Guarantors to the Bank have been irrevocably paid in full;

       (b) if the Borrower shall become the subject of an insolvency proceeding or shall be wound up or liquidated, the Guarantor shall not (unless so instructed by the Bank and then only on condition that the Guarantor hold the benefit of any claim in such insolvency or liquidation to pay any amounts recovered thereunder to the Bank) prove any such insolvency, winding-up or liquidation until all moneys owing or due and payable by the Borrower or the Guarantor to the Bank have been irrevocably paid in full;

       (c) if the Guarantor, in breach of paragraph (a) and (b) above of this Clause 7 receives or recovers any money pursuant to any such exercise, claim or proof as therein referred to, such money shall be held by the Guarantor for the Bank to apply the same as if they were moneys received or recovered by the Bank under this Guarantee;

       (d) the Guarantor has not taken and will not take from the Borrower any security whatsoever for the moneys hereby guaranteed; and

       (e) all payments to be made hereunder shall be made in immediately available funds without set-off or counter-claim and free and clear of and without deduction for or on account of any present or future taxes of any nature now or hereafter imposed, levied, collected, withheld, deducted or assessed by any taxing and/or governmental authority whatsoever or wheresoever unless the Guarantor is compelled by law to deduct such taxes, provided, however, that if Guarantor is required to deduct or withhold taxes because of a failure of Bank to provide the required documentation to preclude such deduction or withholding, Guarantor shall have no obligation to pay such additional amounts. In that event all such taxes shall be borne by the Guarantor or, if under the provisions of any applicable law this stipulation cannot be applied, then the Guarantor shall increase the payments to the Bank so that the net amounts received by the Bank shall be equal to the full amounts which the Bank would have received had payment not been made subject to such taxes. As used in this sub-clause, the term "taxes" includes all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever and any restriction or condition resulting in a charge. For the avoidance of doubt, the Guarantor shall under no circumstances be liable for any taxes on the Bank's overall net income.

8.     EXCLUSION OF GUARANTORS' RIGHTS

       Until the Outstanding Indebtedness has been paid in full, the Guarantors shall not be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights which the Bank may have in respect of the Outstanding Indebtedness or any security therefor or all or any of the proceeds of such rights or security.


9.     ENFORCEMENT

       (a)    The Bank shall not be obliged before taking steps to enforce this
              Guarantee:

              (i) to obtain judgement against the Borrower or any other party in any court or other tribunal;

              (ii) to make or file any claim in a bankruptcy or liquidation of the Borrower or any other party; or

              (iii) other than demand payment from the Borrower, to take any action whatsoever against any the Borrower or any other party under any of the Loan Agreement and the Security Documents; and

              the Guarantors hereby waive all such formalities or rights to which they would otherwise be entitled or which the Bank would otherwise first be required to satisfy or fulfil before proceeding or making demand against the Guarantors hereunder;

       (b) the Bank may take such action as the Bank acting reasonably, but in its own discretion may consider appropriate against any other person or parties to recover moneys due and payable in respect of the obligations of the Borrower under the Loan Agreement and the Security Documents, the Guarantors, however, remaining liable under this Guarantee for payment and discharge of all moneys hereby guaranteed; and

       (c) any release, discharge or settlement between a Guarantor and the Bank in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to the Bank by the Guarantor and any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any reason.

       If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded the Bank shall be entitled subsequently to enforce this Guarantee against a Guarantor notwithstanding any return of this Guarantee to the Guarantor and as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

10.    MISCELLANEOUS

10.1 Any provisions contained herein which are prohibited by or deemed unlawful or unenforceable under any applicable law shall, to the extent required by such law, be ineffective without modifying the remaining provisions hereof. Where however the provisions of any such applicable law may be waived, they are hereby waived by the Guarantors to the fullest extent permitted by such law with the intent that this Guarantee shall be valid, binding and enforceable in accordance with its terms.

10.2 No failure or delay by the Bank in exercising any right, power or privilege hereunder and no course of dealing between any person and the Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject always to the maximum amount recoverable by the Bank pursuant to or in relation to the Loan Agreement being the amount of the Outstanding Indebtedness, the rights and remedies herein are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

11.    ASSIGNMENT

       The Bank may assign or transfer its rights hereunder to any person to whom the rights and obligations of the Bank under the Loan Agreement are wholly or partially assigned or transferred.


12.    NOTICES

12.1 Except as otherwise provided herein each notice, request, demand or other communication or document to be given or made under this Guarantee shall be given in writing but unless otherwise stated, may be made by telefax

12.2 Any notice, demand or other communication to be made or delivered by any party pursuant to this Guarantee shall (unless the addressee has by fifteen (15) days' written notice to that party specified another address) be made or delivered:-

       (a)    If to the Bank:

        FINANSBANKEN ASA
        Attn: Shipping Department
        Stortingsgt. 8
        P.O. Box 817
        N-0104 Oslo, Norway
        Telefax: (47) 22 47 4100

       (b)    If to the Guarantors:

        HOLT HAULING AND                                    HOLT CARGO SYSTEM, INC.
        WAREHOUSING. SYSTEM, INC.
        Attn: Bernard Gelman, V.P.                          Attn: Bernard Gelman, V.P.
        King and Essex Streets                              King and Essex Streets
        Gloucester City, NJ 08030/USA                       Gloucester City, NJ 08030/USA
        Telefax:609-742-3066                                Telefax:609-742-3066

13.    GOVERNING LAW - JURISDICTION

       This Guarantee shall be governed by Norwegian law and the Guarantors irrevocably submit to the non-exclusive jurisdiction of the Norwegian courts with Oslo City Court as due legal venue. For such purposes, both of the Guarantors hereby appoint Thommessen, Krefting, Greve, Lund, Tollbugt. 27, P.O. Box 413, Sentrum, N-0103 Oslo - Norway, Attn.: Kim Dobrowen, as their agent for service of process.

This Guarantee has been executed by the Guarantors on the day first written above.

HOLT HAULING AND WAREHOUSING SYSTEM, INC.        HOLT CARGO SYSTEM, INC.

  /s/ Bernard Gelman                             /s/ Bernard Gelman
  --------------------------                     ------------------------------
  Name: Bernard Gelman                           Name: Bernard Gelman
       ---------------------                          -------------------------
  Title:    V.P                                  Title:    V.P
        --------------------                           ------------------------

                               PLEDGE OF ACCOUNTS

This (the "Pledge") is made on the 16th day of April 1997 between:

THE RIVERFRONT DEVELOPMENT CORPORATION, a New Jersey corporation, c/o Holt Cargo System, Inc., P.O. Box 8698, Philadelphia, P.A. 19101, U.S.A. (the "Pledgor")

and

FINANSBANKEN ASA, Stortingsgt. 8, P.O. Box 817, Sentrum, N-0104, Oslo, Norway (the "Pledgee").

WHEREAS:

(A) By a loan agreement dated the 16th day of April 1997 (the "Loan Agreement") made between the Pledgor as "Borrower" and the Pledgee as "Bank", the Bank has agreed, subject to the terms and conditions set forth therein to make available to the Borrower a multi-currency revolving credit facility in the maximum principal amount of NOK 60,000,000 or USD equivalent (the "Loan");

(B) Pursuant to Clause 17.1 of the Loan Agreement, the Borrower shall, as a condition precedent to the advance of the Loan, in order to secure the repayment of the Loan and any other Outstanding Indebtedness, and to secure the due performance and compliance with all of the agreements, covenants and conditions of the Loan Agreement, pledge to the Bank the ACL Shares from time to time owned by the Borrower; and

(C) Unless otherwise defined in the Pledge or the context otherwise requires, all words and expressions defined in the Loan Agreement shall have the same meaning when used herein.

NOW THEREFORE:

1. In order to secure the repayment of the Loan and any other Outstanding Indebtedness and to secure the due performance and compliance with all of the agreements, covenants and conditions of the Loan Agreement, the Pledgor hereby grants to the Pledgee a first priority pledge over the Pledgor's VPS Account no. 0968004580 in Norway administrated by the Pledgee and the Pledgor's VPC Account no. 000070670455 in Sweden administrated by SE-Banken (together, the "Pledged Accounts") which shall include all securities from time to time registered on the Pledged Accounts.

2. Within 10 Banking Days after the annual shareholders meeting of ACL, the Pledgor shall register in the VPS Account all of its ACL Shares, including but not limited to any ACL Shares registered in the VPC Account or subsequently acquired by the Pledgor.

3. Save as provided in Clause 2, the Pledgor is not entitled to transfer any securities from the Pledged Accounts without the prior written consent of the Pledgee (such restriction to be registered on the Pledged Accounts).

4. Upon the occurrence of an Event of Default under the Loan Agreement, the Pledgee shall be entitled to seek enforcement directly in the Pledged Accounts according to applicable law, including but not limited to selling all securities registered on the Pledged Accounts through an independent broker in accordance with the Norwegian Enforcement Act, section 1-3, second paragraph, and applying the proceeds thereof to such of the obligations of the Borrower under the Loan Agreement as the Pledgee may think fit.

5. The Pledgor and the Pledgee shall promptly notify VPS and/or VPC (as the case may be) and the approporiate stock exchange authorities in Norway of the pledge of the ACL Shares made by Pledgor to the Pledgee herein.

6. An irrevocable power of attorney shall be registered on the VPS Account authorizing the Pledgee to administrate the VPS Account and to seek enforcement directly in the VPS Accounts.

7. This Pledge shall be governed by Norwegian law and the Pledgee irrevocably submits to the non-exclusive jurisdiction of the Norwegian courts with Oslo City Court as due legal venue. For such purposes, the Pledgor hereby appoints Thommessen, Krefting, Lund, Tollbugt. 27, P.O. Box 413, Sentrum, N-0103 Oslo - Norway, Attn.: Kim Dobrowen as its agent for service of process.

This Pledge has been executed on the date and year first above written.

THE RIVERFRONT DEVELOPMENT                           FINANSBANKE ASA
CORPORATION

/s/ Bernard Gelman                    /s/ Roald L. Hoem
---------------------------           ---------------------------
Name: Bernard Gelman                  Name:  Roald L. Hoem
Title:  V.P.                          Title: General Manager

                                   GUARANTEE

This Guarantee, (the "Guarantee") is given on this 16th day of April 1997, by:

HOLT CARGO SYSTEM, INC.,                      Attn: Bernard Gelman, V.P.
USA;                                          King and Essex Streets
                                              Gloucester City, NJ 08030/USA


and

HOLT CARGO SYSTEM, INC.,                      Attn: Bernard Gelman, V.P.
(together, the "Guarantors")                  King and Essex Streets
                                              Gloucester City, NJ 08030/USA


in favour of


FINANSBANKEN ASA, Stortingsgt. 8, P.O. Box 817, Sentrum, N-0104, Oslo, Norway (the "Bank").

WHEREAS:

(A) By a loan agreement dated the 16th day of April 1997 (the "Loan Agreement") made between The Riverfront Development Corporation as "Borrower" and the Bank as "Bank", the Bank has agreed, subject to the terms and conditions set forth therein, to make available to the Borrower a multi-currency revolving credit facility in the maximum principal amount of NOK 60,000,0000 or USD equivalent (the "Loan"); and

(B) Pursuant to Clause 17.1 of the Loan Agreement, the Borrower shall, as a condition precedent to the advance of the Loan, in order to secure the repayment of the Loan and any other Outstanding Indebtedness, and to secure the due performance and compliance with all of the agreements, covenants and conditions of the Loan Agreement, procure that the Guarantors give to the Bank a joint and several guarantee for the obligations of the Borrower substantially in the form hereof.

NOW THEREFOR:

1. CONSTRUCTION

(A) Unless otherwise defined in this Guarantee or the context otherwise requires, all words and expressions defined in the Loan Agreement shall have the same meaning when used herein.

(B) References to Clauses are to be construed as references to clauses of this Guarantee unless otherwise stated.

(C) References to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as from time to time amended; and

(D)  Words importing the plural shall include the singular and vice versa.

2. GUARANTEE AND INDEMNITY

(A) In order to secure the payment of the Outstanding Indebtedness in accordance with the provisions of the Loan Agreement each Guarantor, as primary obligor as and for its own debt and not merely as surety, joint and severally with the Borrower and jointly and severally with the other Guarantor, hereby undertakes to the Bank to be responsible for and hereby gurantees to the Bank the due and punctual payment by the Borrower to the Bank (as and when due by acceleration, demand or otherwise howsoever) of the Outstanding Indebtedness and every part thereof.

(B) Each Guarantors unconditionally and irrevocable undertakes to, immediately on written demand by the Bank from time to time, make payment in accordance with its obligations under Clause 2 (A) where such demand is accompanied by a statement of the Bank that a payment has fallen due in respect of the Outstanding Indebtedness by the Borrower, that the Borrower has failed to make such payment when due and that notice of such non-payment has been issued to the Borrower. Each of such payments so demanded shall be made by the Guarantor to such account as the Bank may from time to time notify in writing.

3.   LIMITATION

     There is no limit to the number of claims that may be made by the Bank under this Guarantee.

4.   SURVIVAL OF GUARANTORS' LIABILITY

     The Guarantors' liability to the Bank under this Guarantee shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Guarantors' knowledge or consent):-

     (a) any time, forbearance or other indulgence given or agreed by the Bank with the Borrower in respect of any of its respective obligations under the Loan Agreement or the Security Documents;

     (b)  any legal limitation, disability or incapacity of the Borrower;

     (c) any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any party to the Loan Agreement or the Security Documents, or any amendment to or variation thereof, or of any other document or security constituted therein;

     (d) the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) or the appointment of a receiver for the Borrower or any other party to the Loan Agreement and any of the Security Documents, or the occurrence of any circumstances whatsoever affecting the liability of any party to discharge its respective obligations under the Loan Agreement or any of the Security Documents;

     (e) any challenge, dispute or avoidance by any liquidator of the Borrower in respect of any claim by a Guarantor by right of subrogation in any such liquidation;

     (f) any release, discharge, renewal, amendment, extension, compromise exchange or realization of any security, obligation or term of the Loan Agreement and the Security Documents, or as provided under or by virtue thereof or the provision to the Bank at any time of any further security for the obligations of the Borrower under the Loan Agreement;

     (g) any failure on the part of the Bank (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to any of the Loan Agreement and the Security Documents; or

     (h) any other act, matter or thing (save for repayment in full of the Outstanding Indebtedness) which might otherwise constitute a legal discharge of the obligations of the Guarantor under this Guarantee.

5.   EXPENSES

     Each Guarantor further agrees to pay to the Bank on demand on a full indemnity basis all commissions, charges, costs and expenses (including the reasonable fees and expenses of legal advisors) incurred by the Bank in the preservation and enforcement of any of the rights of the Bank hereunder.

6.   CONTINUING GUARANTEE

     This Guarantee shall be:-

     (a) a continuing guarantee remaining in full force and effect until payment in full has been received by the Bank of each and every part and the ultimate balance of the Outstanding Indebtedness; and

     (b) In addition to and not in substitution for or in derogation of any other security held by the Bank from time to time in respect of the Outstanding Indebtedness or any part thereof.

7.   UNDERTAKINGS

     Each Guarantor undertakes to the Bank that;-

     (a) following receipt by either Guarantor of a notice from the Bank of the occurrence of any Event of Default under the Loan Agreement, the Guarantor will not make demand for or claim payment of any moneys due to the Guarantor from the Borrower, or exercise any other right or remedy to which the Guarantor is entitled in respect of such moneys unless and until all moneys owing or due and payable by the Borrower or the Guarantors to the Bank have been irrevocably paid in full;

     (b) if the Borrower shall become the subject of an insolvency proceeding or shall be wound up or liquidated, the Guarantor shall not (unless so instructed by the Bank and then only on condition that the Guarantor hold the benefit of any claim in such insolvency or liquidation to pay any amounts recovered thereunder to the Bank) prove any such insolvency, winding-up or liquidation until all moneys owing or due and payable by the Borrower or the Guarantor to the Bank have been irrevocably paid in full;

     (c) if the Guarantor, in breach of paragraph (a) and (b) above of this Clause 7 receives or recovers any money pursuant to any such exercise, claim or proof as therein referred to, such money shall be held by the Guarantor for the Bank to apply the same as if they were moneys received or recovered by the Bank under this Guarantee;

     (d) the Guarantor has not taken and will not take from the Borrower any security whatsoever for the moneys hereby guaranteed; and

     (e) all payments to be made hereunder shall be made in immediately available funds without set-off or counter-claim and free and clear of and without deduction for or on account of any present or future taxes of any nature now or hereafter imposed, levied, collected, withheld, deducted or assessed by any taxing and/or governmental authority whatsoever or wheresoever unless the Guarantor is compelled by law to deduct such taxes, provided, however, that if Guarantor is required to deduct or withhold taxes because of a failure of Bank to provide the required documentation to preclude such deduction or withholding, Guarantor shall have no obligation to pay such additional amounts. In that event all such taxes shall be borne by the Guarantor or, if under the provisions of any applicable law this stipulation cannot be applied, then the Guarantor shall increase the payments to the Bank so that the net amounts received by the Bank shall be equal to the full amounts which the Bank would have received had payment not been made subject to such taxes. As used in this sub-clause, the term "taxes" includes all levies, imposts, duties, charges, fees, deductions and withholdings whatsover and any restriction or condition resulting in a charge. For the avoidance of doubt, the Guarantor shall under no circumstances be liable for any taxes on the Bank's overall net income.

8.   EXCLUSION OF GUARANTORS' RIGHTS

     Until the Outstanding Indebtedness has been paid in full, the Guarantors shall not be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights which the Bank may have in respect of the Outstanding Indebtedness or any security therefor or all or any of the proceeds of such rights or security.

9.   ENFORCEMENT

     (a) The Bank shall not be obliged before taking steps to enforce this Guarantee:-

          (i) to obtain judgement against she Borrower or any other party in any court or other tribunal;

          (ii) to make or file any claim in a bankruptcy or liquidation of the Borrower or any other party; or

          (iii) other than demand payment from the Borrower, to take any action whatsoever against any the Borrower or any other party under any of the Loan Agreement and the Security Documents; and

          the Guarantors hereby waive all such formalities or rights to which they would otherwise be entitled or which the Bank would otherwise first be required to satisfy or fulfill before proceeding or making demand against the Guarantors hereunder;

     (b) the Bank may take such action as the Bank acting reasonably, but in its own discretion may consider appropriate against any other person or parties to recover moneys due and payable in respect of the obligations of the Borrower under the Loan Agreement and the Security Documents, the Guarantors, however, remaining liable under this Guarantee for payment and discharge of all moneys hereby guaranteed; and

     (c) any release, discharge or settlement between a Guarantor and the Bank in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to the Bank by the Guarantor and any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any reason.

     If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded the Bank shall be entitled subsequently to enforce this Guarantee against a Guarantor notwithstanding any return of this Guarantee to the Guarantor and as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

1O.  MISCELLANEOUS

10.1 Any provisions contained herein which are prohibited by or deemed unlawful or unenforceable under any applicable law shall, to the extent required by such law, be ineffective without modifying the remaining provisions hereof. Where however the provisions of any such applicable law may be waived, they are hereby waived by the Guarantors to the fullest extent permitted by such law with the intent that this Guarantee shall be valid, binding and enforceable in accordance with its terms.

10.2 No failure or delay by the Bank in exercising any right, power or privilege hereunder and no course of dealing between any person and the Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject always to the maximum amount recoverable by the Bank pursuant to or in relation to the Loan Agreement being the amount of the Outstanding Indebtedness, the rights and remedies herein are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

11.  ASSIGNMENT

     The Bank may assign or transfer its rights hereunder to any person to whom the rights and obligations of the Bank under the Loan Agreement are wholly or partially assigned or transferred.

12.  NOTICES

12.1 Except as otherwise provided herein each notice, request, demand or other communication or document to be given or made under this Guarantee shall be given in writing but unless otherwise stated, may be made by telefax.

12.2 Any notice, demand or other communication to be made or delivered by any party pursuant to this Guarantee shall (unless the addressee has by fifteen
     (15) days' written notice to that party specified another address) be made or delivered:-

     (a)  If to the Bank:

     FINANSBANKEN ASA
     Attn: Shipping Department
     Stortingsgt. 8
     P.O. Box 817
     N-0104 Oslo, Norway
     Telefax: (47) 22 47 41 00

     (b)  If to the Guarantors:

HOLT HAULING AND                            HOLT CARGO SYSTEM, INC.
WAREHOUSING SYSTEM, INC.
Attn: Bernard Gelman, V.P.                  Attn: Bernard Gelman, V.P.
      King and Essex Streets                      King and Essex Streets
      Gloucester City, NJ 08030/USA               Gloucester City, NJ 08030/USA
Telefax:   609-742-3066                     Telefax:  609-742-3o66

13.  GOVERNING LAW - JURISDICTION

     This Guarantee shall be governed by Norwegian law and the Guarantors irrevocably submit to the non-exclusive jurisdiction of the Norwegian courts with Oslo City Court as due legal venue. For such purposes, both of the Guarantors hereby appoint Thommessen, Krefting, Greve, Lund, Tollbugt. 27, P.O. Box 413 Sentrum, N-0103 Oslo - Norway, Attn.: Kim Dobrowen, as their agent for service of process.

This Guarantee has been executed by the Guarantors on the day first written above.

HOLT HAULING AND WAREHOUSING SYSTEM, INC.        HOLT CARGO SYSTEM, INC.

  /s/ Bernard Gelman                             /s/ Bernard Gelman
  --------------------------                     ------------------------------
  Name: Bernard Gelman                           Name: Bernard Gelman
       ---------------------                          -------------------------
  Title:    V.P                                  Title:    V.P
        --------------------                           ------------------------

                                   SCHEDULE 1

                             FORM OF DRAWDOWN NOTICE


To: FINANSBANKEN ASA

Attn: International Loan Administration
Telefax No. +47 22 47 41 00


From: THE RIVERFRONT DEVELOPMENT CORPORATION as Borrower

Date: April 16, 1997

NOK 60,000,000 Facility Agreement dated 16th April, 1997 (the "Agreement")

We refer to Clause __ of the Agreement Terms used in this Drawdown Notice have the same meanings as in the Agreement.


1.   We wish to draw a Drawing as follows

(a)  Drawdown Date: April 17, 1997

(b)  Amount and Currency of the Drawing: 3,757,244 NOK

(c)  Interest Period: 30 days

(d)  Instructions for payment of the Drawing:.........

     To Fornsfinans A.S., Attention Nils A. Hovton
     Telphone number 23-11-3002

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Notice.


The Riverfront Development Corporation

 /s/ Bernard Gelman
 ------------------------------
 Name: Bernard Gelman
      -------------------------
 Title:    V.P
       ------------------------

                                   SCHEDULE 1

                             FORM OF DRAWDOWN NOTICE


To:  FINANSBANKEN ASA
     Attn: International Loan Administration
     Telefax No. +47 22 47 41 00


From: THE RIVERFRONT DEVELOPMENT CORPORATION as Borrower

Date: April 18, 1997

NOK 60,000,000 Facility Agreement dated 16th April, 1997 (the "Agreement")

We refer to Clause 5.2 of the Agrement Terms used in this Drawdown Notice have the same meanings as in the Agreement.


1.   We wish to draw a Drawing as follows

(a)  Drawdown Date: April 22, 1997

(b)  Amount and Currency of the Drawing: NOK EQUIV. OF U.S. $6,609,356

(c)  Interest Period: 1 MONTH

(d)  Instruction for payment of he Drawing: PAY TO

                                             REDERIAKTIEBOLAGET
                                             TRANSATLANTIC
AT SE-BANKEN, N.Y. ABA # 026 003 036
ACCOUNT SE-BANKEN GOTHEBURG IN FAVOUR OF REDERIAKTIEBOLAGET
                                          TRANSATLANTIC

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Notice.


The Riverfront Development Corporation

 /s/ Bernard Gelman
 ------------------------------
 Name: Bernard Gelman
      -------------------------
 Title:    V.P
       ------------------------

We hereby consent to the increase of the Total Commitment as stated above and agree that the Guarantee shall secure the entire Outstanding Indebtedness of the Borrower from time to time, including any increased Outstanding Indebtedness incurred as a result of the present change to the Total Commitment.


HOLT HAULING AND WAREHOUSING SYSTEM, INC.        HOLT CARGO SYSTEM, INC.

  /s/ Bernard Gelman                             /s/ Bernard Gelman
  --------------------------                     ------------------------------
  Name: Bernard Gelman, V.P.                     Name: Bernard Gelman, V.P.
       ---------------------                          -------------------------